As filed with the Securities and Exchange Commission on February 12, 2014

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DATAWATCH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	02-0405716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

271 Mill Road

CHELMSFORD, MA 01824

(978) 441-2200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael A. Morrison

Chief Executive Officer

Datawatch Corporation

271 Mill Road

Chelmsford, MA 01824

(978) 441-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William B. Asher, Esquire

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ Registration No. 333-191425

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price (1) (2)		Amount of registration fee
Primary Offering:
Common stock, $0.01 per share (3)		(4)		(4)		(2)		(4)
Preferred stock, par value $0.01 per share		(4)		(4)		(2)		(4)
Warrants or Other Rights		(4)		(4)		(2)		(4)
Debt securities		(4)		(4)		(2)		(4)
Units		(4)		(4)		(2)
Total for Primary Offering		(4)		(4)	$10,000,000		$1,364
Total:					$10,000,000		$1,364

(1)	With respect to the primary offering, an indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	With respect to the primary offering, the proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.
(3)	The aggregate amount of common stock registered under this registration statement is limited, with respect to at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act.
(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

The Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement relates to the Registrant’s universal shelf Registration Statement on Form S-3 (Registration No. 333-191425, as amended) declared effective by the SEC on October 15, 2013 pursuant to which the Registrant registered securities having an initial aggregate offering price not to exceed $50,000,000 (the “Prior Registration Statement”). The Registrant is filing this Registration Statement for the sole purpose of registering up to an additional $10,000,000 aggregate amount of shares of common stock, shares of preferred stock, senior debt securities, subordinated debt securities, warrants to purchase shares of common stock, shares of preferred stock or debt securities and/or units consisting of some or all of such securities of the Registrant, which represents less than 20% of the maximum aggregate offering price of securities remaining available for issuance under the Prior Registration Statement. The Registrant hereby incorporates by reference in its entirety into this Registration Statement the Prior Registration Statement, including each of the documents filed by the Registrant with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The required opinions and consents for this Registration Statement are listed on the Exhibit Index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on this 12th day of February, 2014.

DATAWATCH CORPORATION

By:	/s/ Michael A. Morrison
Michael A. Morrison
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael A. Morrison and James Eliason, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Michael A. Morrison	President, Chief Executive Officer and Director	February 12, 2014
Michael A. Morrison	(Principal Executive Officer)

/s/ James Eliason	Chief Financial Officer	February 12, 2014
James Eliason	(Principal Financial and Accounting Officer)

/s/ Richard de J. Osborne	Chairman of the Board	February 12, 2014
Richard de J. Osborne

/s/ Christopher T. Cox	Director	February 12, 2014
Christopher T. Cox

/s/ Thomas H. Kelly	Director	February 12, 2014
Thomas H. Kelly

/s/ David C. Mahoney	Director	February 12, 2014
David C. Mahoney

/s/ Terry W. Potter	Director	February 12, 2014
Terry W. Potter

/s/ James Wood	Director	February 12, 2014
James Wood

INDEX TO EXHIBITS

5.1	Opinion of Choate Hall & Stewart LLP.

23.1	Consent of Choate Hall & Stewart LLP (included in Exhibit 5.1).

23.2	Consent of Marcum LLP, an independent registered public accounting firm.

23.3	Consent of PricewaterhouseCoopers AB, independent accountants.

24.1	Power of Attorney (included in the signature page to this Registration Statement).